UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 17, 2009 (July 14, 2009)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2009, NeurogesX, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter (the “Nasdaq Letter”) indicating that, due to the vacancy created by the resignation of Mr. Bruce A. Peacock from his position as a member of the Company’s board of directors and audit committee, the Company fails to comply with the Nasdaq Stock Market (“Nasdaq”) audit committee composition requirements for continued listing as set forth in Nasdaq Marketplace Rule 5605(c)(2)(A), which requires that the Company’s audit committee be comprised of at least three members, each of whom are independent.

Under Nasdaq Marketplace Rule 5605(c)(4)(B) the Company has until the earlier of its next annual shareholders’ meeting or June 29, 2010 to name a third director as a member of the audit committee so that the Company regains compliance with the requirements of Nasdaq Marketplace Rule 5605(c)(2)(A).

An active search for Mr. Peacock’s replacement is currently underway and the Company expects to fill the vacancy created by his resignation within the timeframe required by Nasdaq Marketplace Rule 5605(c)(4)(B).

In connection with the receipt of the Nasdaq Letter, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1. The contents of the press release are incorporated by reference into this Item 3.01 and the press release is deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description
99.1	Press Release dated July 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Chief Financial Officer

Date: July 17, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 17, 2009

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